EXHIBIT 32.2

Section 1350Certification of Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q of Union Bridge Holdings Limited (the "Company") for the quarterly period ended June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hui Zhou, Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By;	/s/ Hui Zhou
Hui Zhou
Chief Financial Officer (Principal Financial and Accounting Officer)
Date: August 10, 2016